As filed with the Securities and Exchange Commission on December 10, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARTEK BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1399362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6480 Dobbin Road
Columbia, Maryland 21045
(410) 740-0081
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Dubin
Chief Executive Officer
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
(410) 740-0081
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Michael J. Silver
Hogan & Hartson L.L.P.
111 South Calvert Street, 16th Floor
Baltimore, Maryland 21202
(410) 659-2700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum Offering	Proposed
	Amount to be	Price	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered	Per Unit	Offering Price	Registration Fee
Common Stock, par value $.10 per share(1)	340,946 (2)	$25.39 (3)	$8,656,618.94 (3)	$265.76

(1)	Includes Series B Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

(2)	Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock registered hereby shall include an indeterminable number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(3)	The proposed maximum offering price per share with respect to the 340,946 shares being registered pursuant to this Registration Statement is $25.39, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of our Common Stock on the Nasdaq Global Market on December 4, 2007.

PROSPECTUS
Martek Biosciences Corporation
340,946 Shares of Common Stock

     We have prepared this prospectus to allow the selling stockholders we identify in one or more supplements to this prospectus to sell up to 340,946 shares of our common stock. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.
     Our common stock is traded on the Nasdaq Global Market under the symbol “MATK.” On December 7, 2007, the last reported sale price of our common stock on Nasdaq was $25.56 per share.
     You should consider the risks that we refer to in “Risk Factors” on page 5 of this prospectus before investing in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 10, 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2

WHERE TO FIND ADDITIONAL INFORMATION	2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2

FORWARD-LOOKING STATEMENTS	3

THE COMPANY	5

RISK FACTORS	5

USE OF PROCEEDS	5

SELLING STOCKHOLDERS	5

PLAN OF DISTRIBUTION	6

LEGAL MATTERS	7

EXPERTS	7
     You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, selling stockholders named in one or more supplements to this prospectus may sell shares of our common stock from time to time. Each time any selling stockholder sells shares of our common stock under the registration statement of which this prospectus is a part, the selling stockholder will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where to Find Additional Information” before you decide whether to invest in our common stock.
     Selling stockholders may offer the shares directly, through agents, or to or through underwriters. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the shares. See “Plan of Distribution.”
WHERE TO FIND ADDITIONAL INFORMATION
     We have filed with the SEC under the Securities Act a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the registration statement, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement, and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as amended;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2007, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended April 30, and July 31, 2007;

•	our Current Reports on Form 8-K, filed with the SEC on April 24, 2007, April 26, 2007, June 28, 2007, July 30, 2007, October 9, 2007 and October 16, 2007; and

•	the description of our common stock incorporated by reference into our Form 8-A, as amended, filed on November 5, 1993, including any amendments or reports filed to update this information.
     You may obtain copies of these documents by contacting us at the address indicated below or by contacting the SEC as described above under “Where to Find Additional Information.” We will provide a copy of the documents incorporated by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at:
Investor Relations
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
(410) 740-0081
FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. We discuss some of these risks in the documents we incorporated by reference in this prospectus, as described under “Risk Factors” below. Such forward-looking statements include, but are not limited to:
•	expectations regarding future revenue growth, gross margin and overall profitability;

•	expectations regarding product introductions and growth in nutritional product sales;

•	expectations regarding potential collaborations and acquisitions;

•	expectations regarding demand for products with our nutritional oils;

•	expectations regarding sales to and by our infant formula licensees and supplemented infant formula market penetration levels;

•	expectations regarding marketing of our oils by our infant formula licensees;

•	expectations regarding continued interest by and agreements with food, beverage and supplement companies;

•	expectations regarding growing consumer recognition of the key health benefits of DHA and ARA;

•	expectations regarding competitive products;

•	expectations regarding future efficiencies and improvements in manufacturing processes and the cost of production of our nutritional oils;

•	expectations regarding future purchases of third-party manufactured oils;

•	expectations regarding the amount of production capacity and our ability to meet future demands for our nutritional oils;

•	expectations regarding the amount of inventory held by us or our customers;

•	expectations regarding production capacity utilization and the effects of excess production capacity;

•	expectations regarding future selling, general and administrative and research and development costs;

•	expectations regarding future capital expenditures;

•	expectations regarding levels of consumption through governmental programs of infant formula products containing our nutritional oils; and

•	expectations regarding our ability to protect our intellectual property.
     Forward-looking statements include those statements containing words such as “will”, “should”, “could”, “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions. These forward looking statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY
     Martek Biosciences Corporation is a leader in the innovation and development of DHA omega-3 products that promote health and wellness through every stage of life. We produce life’sDHA™, a sustainable and vegetarian source of omega-3 fatty acid DHA (docosahexaenoic acid), for use in foods, beverages, infant formula, and supplements. We also produce life’sARA™ (arachidonic acid), an omega-6 fatty acid, from a sustainable, vegetarian source, for use in infant formula. Our principal executive offices are located at 6480 Dobbin Road, Columbia, Maryland 21045. Our telephone number is (410) 740-0081 and our website address is http://www.martekbio.com. Information on our website is not part of this prospectus.
RISK FACTORS
     Investment in the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, as amended, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of the securities. The occurrence of any of the events described in these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”
USE OF PROCEEDS
     We are filing the registration statement of which this prospectus forms a part pursuant to the terms of a Settlement Agreement and General Release dated October 15, 2007, or the Settlement Agreement, under which we settled litigation between us and the former interest holders of OmegaTech, Inc. All of the shares of common stock offered hereby were issued to those former interest holders, in exchange for contingent rights they held, as part of the settlement. These former interest holders are the selling stockholders named in the supplements to this prospectus, and they are offering the shares for their own account. We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders.
     The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.
SELLING STOCKHOLDERS
     We are registering 340,946 shares covered by this prospectus on behalf of the selling stockholders. The names of the selling stockholders and information about their holdings and the offering will be set forth in one or more supplements to this prospectus. We issued all of the shares to the selling stockholders in a private exchange transaction pursuant to the Settlement Agreement. The Settlement Agreement resolved certain claims arising out of the Agreement and Plan of Merger dated March 25, 2002, as amended, under which we acquired OmegaTech, Inc. We are registering these shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from selling stockholders as a gift, partnership distribution or another non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate.

PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
LEGAL MATTERS
     The legal validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Hogan & Hartson L.L.P., Baltimore, Maryland.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended October 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of October 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses payable by us in connection with the issuance and registration of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$265.76
Accounting Fees and Expenses	7,500.00
Legal Fees and Expenses	25,000.00
Miscellaneous	5,000.00
Total	$37,765.76
Item 15. Indemnification of Directors and Officers
     Under Section 145 of the General Corporation Law of the Sate of Delaware (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorney’s fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
     Article Ninth of Martek’s Certificate of Incorporation provides that Martek will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors, the registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors.

Item 16. Exhibits

Exhibit Number	Description

3.1	Revised Restated Certificate of Incorporation. (1)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3, File No. 33-89760, filed March 15, 1995, and incorporated by reference herein).

3.3	Certificate of Elimination of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

3.4	Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as exhibit 3.07 to the Company’s quarterly report on Form 10-Q, File No. 0-22354, for the quarter ended January 31, 2002, and incorporated by reference herein).

3.5	Amended By-Laws of Registrant (filed as exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on September 27, 2006, and incorporated by reference herein).

3.6	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (filed as Exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

3.7	Certificate of Amendment to Restated Certificate of Incorporation of Martek Biosciences Corporation (filed as exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on April 26, 2007, and incorporated by reference herein).

3.8	Amendments to the By-laws of Martek Biosciences Corporation (filed as exhibit 3.2 to the Company’s current report on Form 8-K, File No. 0-22354, filed on April 26, 2007, and incorporated by reference herein).

4.1	Specimen Stock Certificate for Common Stock. (1)

4.2	Rights Agreement, dated as of February 7, 2006, between the Company and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

5.1	Opinion of Hogan & Hartson L.L.P. (filed herewith).

23.1	Consent of Ernst & Young, LLP (filed herewith).

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page of this Registration Statement).

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (No. 33-68522) declared effective November 23, 1993.
     The registrant undertakes to provide to each stockholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant’s reasonable expenses in furnishing such exhibit.

Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on December 5, 2007.

MARTEK BIOSCIENCES CORPORATION
By:	/s/ Steve Dubin
Steve Dubin
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Steve Dubin, Peter L. Buzy, David M. Feitel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Act, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Act and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Dubin	Chief Executive Officer and Director	December 5, 2007
Steve Dubin	(principal executive officer)

/s/ Peter L. Buzy	Chief Financial Officer	December 4, 2007
Peter L. Buzy	(principal financial and accounting officer)

/s/ Robert J. Flanagan	Director	December 4, 2007
Robert J. Flanagan

/s/ James R. Beery	Director	December 5, 2007
James R. Beery

/s/ Harry D’Andrea	Director	December 5, 2007
Harry D’Andrea

Signature	Title	Date

/s/ Polly B. Kawalek	Director	December 5, 2007
Polly B. Kawalek

/s/ Jerome C. Keller	Director	December 4, 2007
Jerome C. Keller

/s/ Douglas J. MacMaster	Director	December 4, 2007
Douglas J. MacMaster

/s/ Eugene H. Rotberg	Director	December 5, 2007
Eugene H. Rotberg

EXHIBIT INDEX

Exhibit Number	Description

3.1	Revised Restated Certificate of Incorporation. (1)

3.2
Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3, File No. 33-89760, filed March 15, 1995, and incorporated by reference herein).

3.3
Certificate of Elimination of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

3.4
Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as exhibit 3.07 to the Company’s quarterly report on Form 10-Q, File No. 0-22354, for the quarter ended January 31, 2002, and incorporated by reference herein).

3.5	Amended By-Laws of Registrant (filed as exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on September 27, 2006, and incorporated by reference herein).

3.6
Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (filed as Exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

3.7
Certificate of Amendment to Restated Certificate of Incorporation of Martek Biosciences Corporation (filed as exhibit 3.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on April 26, 2007, and incorporated by reference herein).

3.8
Amendments to the By-laws of Martek Biosciences Corporation (filed as exhibit 3.2 to the Company’s current report on Form 8-K, File No. 0-22354, filed on April 26, 2007, and incorporated by reference herein).

4.1	Specimen Stock Certificate for Common Stock. (1)

4.2
Rights Agreement, dated as of February 7, 2006, between the Company and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.1 to the Company’s current report on Form 8-K, File No. 0-22354, filed on February 8, 2006, and incorporated by reference herein).

5.1	Opinion of Hogan & Hartson L.L.P. (filed herewith).

23.1	Consent of Ernst & Young, LLP (filed herewith).

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page of this Registration Statement).

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (No. 33-68522) declared effective November 23, 1993.